Exhibit 5.1

FLP FULLER LAW PRACTICE

July 6, 2021

Galaxy Enterprises Inc.

1701 Charles Lam Court

Las Vegas, Nevada 89117

Re:          Registration Statement on Form S-1

Gentlemen:

We have acted as special securities counsel to Galaxy Enterprises Inc. (the “Company”), a Wyoming corporation, in connection with its filing of a registration statement on Form S1 (the “Registration Statement”) covering the resale by selling stockholders of up to 3,720,000 shares of the Company’s common stock (the “Registered Shares”), as further described in the Registration Statement. You have requested our opinion with respect to the 3,720,000 shares to be registered for resale.

In connection with this opinion, we have examined the following:

1.	The Company’s Articles of Incorporation;
2.	The Company’s By-Laws;
3.	Resolutions of the Board of Directors of the Company pertaining to the Registered Shares;
4.	The Registration Statement, including the constituent Prospectus contained therein; and
5.	Subscription agreements and payments relating to the original issuance of the Registered Shares.

In addition, we have examined such other documents and made such oral inquiries as we have deemed necessary or appropriate for the opinions herein.

We have assumed that the signatures on all documents examined by us are genuine, that all copies or facsimiles of documents submitted to us are true and correct copies of the originals and conform to the originals, which assumptions have not been independently verified.

Based upon the foregoing and such legal authorities as we have deemed relevant, and subject to the qualifications and assumptions set forth above, we are of the opinion that the Registered Shares to which the Registration Statement and constituent Prospectus relate, have been duly and validly authorized and issued, and are fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Experts” in the Registration Statement.

Very truly yours,

/s/ Rebecca A. Fuller

Rebecca A. Fuller, Esq.